                        INDEX TO EXHIBITS

Exhibit
Number                    Description                              Page Number


10.43     Master Agreement dated as of April 4, 1996, between
          Federal National Mortgage Association and the Company

11        Statement re Computation of Per Share Earnings

27        Financial Data Schedule

                                                                   Exhibit 10.43
                                MASTER AGREEMENT


April 4, 1996




Mr. Michael Conway
Executive Vice President
North American Mortgage Company
3883 Airway Drive
Santa Rosa, CA 95403


Reference: Master Agreement No. MLO1754

Dear Mr. Conway:

     This letter shall constitute the master agreement ("Master Agreement") between the Federal National Mortgage Association ("Fannie Mae") and North American Mortgage Company ( the "Lender") to enter into one or more transactions for the sale by the Lender and purchase by Fannie Mae of residential mortgage loans ("Mortgages") The obligations of the Lender and Fannie Mae regarding each such transaction shall be governed by the terms and conditions contained herein (including Exhibit A and each of the Attachments attached hereto and incorporated herein by reference) and by the terms and conditions of the applicable Fannie Mae purchase program ("Program").

     The Lender shall sell to Fannie Mae during the Master Agreement Term (which begins on the Effective Date and ends on the Expiration Date, as those terms are defined in Exhibit A), Mortgages with an aggregate outstanding principal balance equal to the Agreed Amount (as defined in Exhibit A) under one or more of the following Programs: (a) Fannie Mae's Mortgage-Backed Securities Program, under terms mutually acceptable to the Lender and Fannie Mae and which will be set forth herein and under the applicable MBS Pool Purchase Contract obtained through the Lender's Fannie Mae lead regional office, or (b) Fannie Mae's Negotiated Transaction Program for cash purchase under terms mutually acceptable to Lender and Fannie Mae and which will be set forth herein and when applicable, under a special commitment obtained through the Lender's Fannie Mae lead regional office, or (c) Fannie Mae's Standard Portfolio (cash) purchase commitment Program, under the then-current terms and conditions applying thereto.

     If the Agreed Amount is not sold to Fannie Mae prior to the Expiration Date, the Lender shall pay Fannie Mae the Back-end Buyout Fee, as indicated in Exhibit A. All Mortgages shall conform to the requirements of the Mortgage Selling and Servicing Contract between Fannie Mae and the Lender, the Fannie Mae Selling Guide ("Selling Guide"), and the Fannie Mae Servicing Guide ("Servicing Guide"), as applicable, as they may be amended from time to time, except as modified by the variances contained in this Master Agreement and in the applicable Contracts (defined below) entered into pursuant to this Master Agreement. (Any pool purchase contract in the case of MBS transactions, and cash commitment contracts or voice recordings, in the case of cash transactions, are referred to herein as a ("Contract." ) Each Contract entered into under this Master Agreement constitutes: (i) an agreement by the Lender to sell the Mortgages to, and service such Mortgages for, Fannie Mae and (ii) an agreement by Fannie Mae to purchase the Mortgages and in the case of MBS transactions, to issue its Guaranteed Mortgage Pass-Through Securities backed by such Mortgages to the Lender or its designee(s). By execution of this Master Agreement, the Lender and Fannie Mae agree to the terms and conditions set forth herein and in any Contract entered into simultaneously with this Master Agreement. The Lender shall not disseminate or disclose in any manner any of the terms or conditions of, or the form of, this Master Agreement to any person or entity other than Lender's employees and agents who need to know the same in order to perform their duties for the Lender, and who are legally obligated not to further disseminate or disclose the same, unless the Lender is required by law to do so and has given Fannie Mae prior written notice of such requirement and of the information required to be disseminated or disclosed. This Master Agreement may be terminated by Fannie Mae prior to the Expiration Date of the Master Agreement if the Lender has breached the Mortgage Selling and Servicing Contract it has entered into with Fannie Mae, or any of the provisions of this Master Agreement, or any Contract entered into pursuant to this Master Agreement. This Master Agreement and any Contract entered into pursuant to this Master Agreement may only be amended by the mutual agreement of Fannie Mae and the Lender. Each amendment shall be in writing and shall consist of a transmittal letter from Fannie Mae to the Lender generally describing the amended provisions of the Master Agreement or the Contract, together with the newly revised pages of the Master Agreement or the Contract. The revised pages of the Master Agreement or the Contract should be added to the Master Agreement as described in the transmittal letter. The Lender shall acknowledge its acceptance of the amended terms and conditions by returning to Fannie Mae a duly executed copy of the transmittal letter. The Lender may not assign this Master Agreement or any rights or obligations hereunder. The Lender may not assign any Contract entered into pursuant to this Master Agreement or any rights or obligations thereunder.

     The Lender hereby confirms that it is not a federally-insured institution or an affiliate or subsidiary of a federally-insured institution, and (a) the sale to, and (if applicable) servicing for, Fannie Mae of the Mortgages delivered to Fannie Mae pursuant to this Master Agreement has either been (i) specifically approved by the board of directors of the Lender and such approval is reflected in the minutes of the meetings of such board of directors, or (ii) approved by an officer of the Lender who was duly authorized by the board of directors to enter into such types of transactions and such authorization is reflected in the minutes of the board of directors' meetings; and (b) this Master Agreement and any Contracts or amendments pursuant hereto, together with the applicable Fannie Mae Guides and the Mortgage Selling and Servicing Contract between the Lender and Fannie Mae, constitute the "written agreement" governing the Lender's sale to, and servicing for, Fannie Mae of the Mortgages delivered pursuant to this Master Agreement, and the Lender (or any successor thereto) shall continuously maintain all components of such "written agreement" as an official record.
                            (Signature page follows)

     The Lender must accept this Master Agreement by returning a duly-executed duplicate original to Fannie Mae on or before April 20, 1996. If the executed Master Agreement is not received by Fannie Mae on or before the above date, Fannie Mae may at its option declare this Master Agreement null and void.


Sincerely,

FEDERAL NATIONAL MORTGAGE ASSOCIATION



By:  /s/Elizabeth A. Snyder
     ----------------------
     Elizabeth A. Snyder
     Senior Vice President

Date:  April 5, 1996

Agreed, acknowledged, and accepted this 23rd day of April 1996.

NORTH AMERICAN MORTGAGE COMPANY



By:  /s/Marilyn Hardin
     -----------------

Name:  Marilyn Hardin

Title: Senior Vice President